EX-23.2(b)

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion of my report dated February 7, 2011 related to the audits of Micro Imaging Technology, Inc. for the year ended October 31, 2010 in this Registration Statement on Form S-1.

I also consent to the reference to my firm under the caption “Experts” in the Prospectus which is part of the Registration Statement.

/s/ Jeffrey S. Gilbert

Los Angeles, California

April 17, 2012